EXHIBIT 99.2
                             NOW PAYMENT AGREEMENT

            This NOW Payment Agreement (the "Agreement"), dated September 16, 1998, but effective as of the Effective Date, is entered into by and between U.S. Liquids, Inc. ("U.S. Liquids" or "USL"), a Delaware corporation, and Newpark Environmental Services, Inc. ("NESI"), a Delaware corporation and wholly owned subsidiary of Newpark Resources, Inc. ("Newpark").

            WHEREAS, the parties agree to:

      a. Execute and deliver a Settlement of Arbitration and Release dated September 16, 1998 (the "Release");

      b. Execute and deliver the Noncompetition Agreement of September 16, 1998 (the "Noncompetition Agreement");

      c. Execute and deliver the Asset Purchase Agreement (the "Purchase Agreement") dated September 16, 1998;

      d. Execute and deliver the Miscellaneous Agreement dated September 16, 1998 (the "Miscellaneous Agreement"); and

      e. execute and deliver this NOW Payment Agreement dated September 16, 1998 (the "Agreement");

            NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

            For purposes of this Agreement, the following terms shall have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections in this Agreement):

            ADJUSTMENT DATES: January 3, 2000, June 30, 2001, and June 30, 2002.

            AFFILIATE: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting interests in such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
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            ANNUAL VOLUME: For any Contract Year, the maximum volume of NOW permitted to be delivered by or on behalf of NESI at no cost and accepted for disposal by USL, which volume shall be determined in accordance with Section 3.3.

            BASE RATE: The number reflecting the most current measure of the Consumer Price Index in effect as of the Effective Date. The Base Rate shall be 146.4.

            COLLECTION:  The collection, transfer or transportation of NOW.

            CONSUMER PRICE INDEX: The number reflecting the measure of the average change in prices over time of certain goods and services purchased by all urban consumers in the Houston Area, as compiled and reported every even-numbered month by the United States Department of Labor, Bureau of Labor Statistics. On any Adjustment Date, the Consumer Price Index shall be the number last reported and in effect as of that date. If the Consumer Price Index as defined becomes unavailable, the parties shall use the number last reported as a measure of the average change in prices of goods and services purchased by all urban consumers in (i) the State of Texas or, in the event that number is unavailable, (ii) the United States.

            CONTRACT YEAR: Twelve-month period commencing each July 1 during the term of this Agreement; provided, however, that the first Contract Year shall be the period commencing on the Effective Date and ending on June 30, 1999.

            COVERED REGION: The States of Louisiana, Texas, Mississippi and Alabama, and the Gulf of Mexico.

            DISPOSAL:  The treatment or disposal of NOW.

            DISPOSAL AMOUNT: The measure of money NESI owes and must pay to USL as calculated in accordance with Section 2.2.

            EFFECTIVE DATE:  September 16, 1998.

            EXCLUDED NOW: NOW generated and collected on land and delivered to a Landfarm from the site where it was generated entirely by on-land transportation.

            LANDFARMS: The NOW disposal facilities owned and operated by USL designated as Elm Grove, LA (DNR Permit #OWD 89-1) (the "Elm Grove Landfarm"); Bourg, LA (DNR Permit #90-10 OWD) (the "Bourg Landfarm"); Bateman Island, LA (DNR Permit #91-10 OWD) (the "Bateman Island Landfarm"); and Mermentau, LA (DNR Permit #SWD 83-6) (the "Mermentau Landfarm").

            NOW: Nonhazardous oilfield waste (including Washwater) associated with the exploration and production of oil, gas and geothermal energy that contains less than 30 picocuries per gram of Radium 226 or 228. Without limiting the generality of the foregoing, for waste disposed

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of in Louisiana, the term NOW shall include all wastes containing less than 30 picocuries per gram of Radium 226 or 228 classified as NOW under Louisiana Statewide Order 29-B, as currently in effect, and all waste that is classified as "E&P Waste" by the Louisiana Department of Natural Resources.

            PAYMENT IN FULL AND ON TIME: Payment or reimbursement made to USL on or before any date specified for such payment in this Agreement except and unless timely paid in accordance with Section 13.6.

            PREVAILING RATE: The price per barrel NOW delivered by NESI and accepted by USL for disposal at a Landfarm in accordance with this Agreement, as calculated in accordance with Section 3.2.

            PERSON: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization or government or any agency or political subdivision thereof.

            QUARTER: Calendar three-month period commencing each January 1, April 1, July 1 and October 1; provided, however, that the first Quarter shall commence on the Effective Date and end on September 30, 1998.

            QUARTERLY VOLUME: For any Quarter, the maximum amount of NOW permitted to be delivered by or on behalf of NESI at no cost and accepted for disposal by USL.

            RELEASE: The Settlement of Arbitration and Release dated September 16, 1998.

            WASHWATER: Fluids generated by the cleaning and/or decontamination of tanks, barges, vessels, containers or other similar structures used in the storage and/or transportation of NOW. Washwater may contain cleaning agents and emulsifiers, etc., in addition to the basic cleaning agent (water).

            ZAPATA FACILITY: A NOW disposal facility owned and operated by USL located near Zapata, Texas.

                                  ARTICLE II
                                    PAYMENT

      2.1 SETTLEMENT PAYMENT. The parties agree that, as part of the consideration for the Release, NESI shall pay USL $4 million during the first Contract Year. NESI shall pay USL $4 million as follows: (a) $3 million due on the Effective Date and (b) $1 million due on or before October 1, 1998. Failure to make Payment in Full and on Time under this Section constitutes a breach of this Agreement.

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      2.2   DISPOSAL AMOUNT.

            2.2.1 FIRST CONTRACT YEAR. Separate from and in addition to its obligations under Section 2.1, NESI shall pay USL a Disposal Amount which shall be $8 million for the first Contract Year except as provided in Section 12.1. NESI shall pay USL $1 million of the aforesaid Disposal Amount on each of the following eight occasions: November 2, 1998, December 1, 1998, January 4, 1999, February 1, 1999, March 1, 1999, April 1, 1999, May 1, 1999, and June 1, 1999,
except as provided in Section 12.1. Failure to make Payment in Full and on Time under this Section constitutes a breach of this Agreement.

            2.2.2 SECOND CONTRACT YEAR.

      a. The Disposal Amount owed for the second Contract Year shall be no less than $10 million except as provided in Section 12.1. The Disposal Amount for the first and second Quarters of the second Contract Year shall total $5 million except as provided in Section
            12.1. During the first and second Quarters of the second Contract Year, NESI shall pay the Disposal Amount in six equal monthly installments due on or before July 1, 1999, August 2, 1999, September 1, 1999, October 1, 1999, November 1, 1999, and December 1, 1999, respectively, except as provided in Section 12.1.

      b. On the first Adjustment Date, January 3, 2000, the Disposal Amount for the remainder of the second Contract Year shall be adjusted by
            (i) adding to the Base Rate 70% of the positive amount, if any, determined by subtracting the Base Rate from the Consumer Price Index in effect on that Adjustment Date, (ii) dividing said sum by the Base Rate and (iii) multiplying the result by $5 million, except as provided in Section 12.1. In the event that the net change in the Consumer Price Index is negative, the Disposal Amount for the third and fourth Quarters of the second Contract Year shall total $5 million except as provided in Section 12.1. NESI shall pay the remainder of the Disposal Amount for the second Contract Year in six equal monthly installments due on or before January 3, 2000, February 1, 2000, March 1, 2000, April 3, 2000, May 1, 2000, and
            June 1, 2000, respectively, except as provided in Section 12.1. Failure to make Payment in Full and on Time under this Section constitutes a breach of this Agreement.

            2.2.3 THIRD CONTRACT YEAR. The Disposal Amount owed for the third Contract Year shall be no less than $8 million except as provided in Section
12.1. On the first Adjustment Date, January 3, 2000, the Disposal Amount for the third Contract Year shall be adjusted by (i) adding to the Base Rate 70% of the positive amount, if any, determined by subtracting the Base Rate from the Consumer Price Index in effect on that Adjustment Date, (ii) dividing said sum by the Base Rate, and (iii) multiplying the results by $8 million except as provided in Section 12.1. In the event that the net change in the Consumer Price Index is negative, the Disposal Amount for the third Contract Year shall be $8 million, except as provided in Section 12.1. NESI shall pay the Disposal Amount in twelve equal monthly installments due on or before July 3, 2000, August 1, 2000, September 1, 2000,

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October 2, 2000, November 1, 2000, December 1, 2000, January 2, 2001, February
1, 2001, March 1, 2001, April 2, 2001, May 1, 2001, and June 1, 2001,
respectively, except as provided in Section 12.1. Failure to make Payment in Full and on Time under this Section constitutes a breach of this Agreement.

            2.2.4 ADDITIONAL CONTRACT YEARS. Should NESI exercise its option to extend the term of the Agreement in accordance with Section 5.2, the Disposal Amount shall be no less than $8 million for each additional Contract Year except as provided in Section 12.1. On the second Adjustment Date, June 30, 2001, the Disposal Amount owed for the fourth Contract Year shall be adjusted by (i) dividing 100% of the Consumer Price Index in effect on that date by 100% of the Base Rate; and (ii) multiplying the result by $8 million except as provided in
Section 12.1. In the event the net change in the Consumer Price Index is negative, the Disposal Amount for the fourth Contract Year shall be $8 million, except as provided in Section 12.1. NESI shall pay the Disposal Amount for the fourth Contract Year in twelve equal monthly installments due on or before July 2, 2001, August 1, 2001, September 3, 2001, October 1, 2001, November 1, 2001,
December 3, 2001, January 2, 2002, February 1, 2002, March 1, 2002, April 1, 2002, May 1, 2002, and June 3, 2002, respectively, except as provided in Section
12.1. Should NESI exercise its option to extend the Agreement for a fifth Contract Year, the Disposal Amount for that Contract Year shall be adjusted on the third Adjustment Date, June 30, 2002 by (i) dividing 100% of the Consumer Price Index in effect on that date by 100% of the Base Rate; and (ii) multiplying the result by $8 million. In the event the net change in the Consumer Price Index is negative, then the Disposal Amount for the fifth Contract Year shall be $8 million except as provided in Section 12.1. NESI shall pay the Disposal Amount for the fifth Contract Year in twelve equal monthly installments due on or before July 1, 2002, August 1, 2002, September 2, 2002, October 1, 2002, November 1, 2002, December 2, 2002, January 1, 2003, February 3, 2003, March 3, 2003, April 1, 2003, May 1, 2003, and June 2, 2003,
respectively, except as provided in Section 12.1. Failure to make Payment in Full and on Time under this Section constitutes a breach of this Agreement.

      2.3 OBLIGATION TO PAY. NESI's obligation to make Payment in Full and on Time where required by any Section in this Agreement exists without regard to whether NESI exercises its option to deliver NOW to USL in accordance with
Section 3.1. Failure to make Payment in Full and on Time in every instance for any reason whatsoever constitutes a breach of this Agreement and shall not entitle NESI to any offsets, carryovers, or counterclaims of any kind.

                                  ARTICLE III
                     DISPOSAL, VOLUME AND PREVAILING RATE

      3.1   NOW DELIVERY.

            3.1.1 DELIVERY OPTION.

      a. NESI may, at its option, deliver to USL for disposal at the Bateman Island Landfarm a maximum amount of NOW equal to the Annual Volume for such Contract Year at no cost without prior notice or approval. Subject to the terms and conditions and the

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            limitations set forth in this Agreement, USL shall accept for disposal at the Bateman Island Landfarm all NOW delivered by or on behalf of NESI; provided, however, that in no event shall USL be obligated to accept from or on behalf of NESI for disposal at any Landfarm (i) more than the Quarterly Volume during any one Quarter as determined in Sections 3.3 and 3.4, or (ii) more than 25% of the Annual Volume during any one Quarter. Failure by NESI to deliver the Quarterly Volume in any Quarter shall constitute waiver of NESI's option to deliver the remainder for that Quarter. Failure to deliver the full Quarterly or Annual Volume shall not result in any carryforward or increase in the Quarterly or Annual Volume in the succeeding Quarter or Contract Year.

      b. NESI shall have the right to deliver a volume no more than 10% of the Quarterly Volume for that Quarter to the Bourg Landfarm at no cost, subject to Section 3.1.1.a, and prior notice by NESI in accordance with Section 13.5.2, of 48 hours if such delivery shall arrive by marine transportation; or

      c. NESI shall have the right to deliver a volume no more than 10% of the Quarterly Volume for that Quarter to the Mermentau Landfarm at no cost, subject to Section 3.1.1.a and prior written approval by USL, which approval will not be unreasonably withheld.

            3.1.2 OBLIGATION TO PAY. NESI is obligated to pay the Disposal Amount regardless of the volume of NOW, if any, delivered to or accepted by USL in accordance with this Section 3.1, except as provided in Section 12.1. Failure by NESI to exercise its option to deliver NOW to USL for disposal shall not alter, lessen, decrease, alleviate, or relieve NESI of its obligation to pay USL in accordance with Article II. NESI shall make all payments in accordance with
Article II without regard to the volume of NOW, if any, offered or delivered to USL for disposal.

      3.2   PREVAILING RATE.

            3.2.1 FIRST CONTRACT YEAR. The Prevailing Rate for the first Contract Year shall be $5.71 per barrel NOW delivered to USL for disposal, net of all currently applicable taxes. The Prevailing Rate shall never be less than $5.71 per barrel NOW during the term of this Agreement.

            3.2.2 ADJUSTMENT OF PREVAILING RATE. On the first Adjustment Date, January 3, 2000, the Prevailing Rate shall be adjusted by (i) adding to the Base Rate 70% of the positive amount, if any, determined by subtracting the Base Rate from the Consumer Price Index as of the first Adjustment Date, (ii) dividing said sum by the Base Rate, and (iii) multiplying the result by $5.71. If the net change in the Consumer Price Index is negative, then the Prevailing Rate shall be $5.71 per barrel NOW until June 30, 2001.

            3.2.3 ADDITIONAL CONTRACT YEARS. Should NESI exercise its option to extend the term of the Agreement in accordance with Section 5.2, then the Prevailing Rate shall be calculated as follows. On the second and third Adjustment Dates, the Prevailing Rate for the fourth and fifth

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Contract Years, respectively, shall be adjusted by (i) dividing 100% of the
Consumer Price Index in effect on the respective Adjustment Date by 100% of the Base Rate; and (ii) multiplying the result by $5.71. If the net change in the Consumer Price Index is negative, then the Prevailing Rate is $5.71.

      3.3 ANNUAL VOLUME. The Annual Volume for the first Contract Year shall be 1,401,000 barrels of NOW. The Annual Volume for the second Contract Year shall be no more than 1,751,000 barrels of NOW. On the first Adjustment Date, January 3, 2000, the Annual Volume for the second Contract Year shall be adjusted by dividing the adjusted Disposal Amount for the third and fourth Quarters in the second Contract Year as calculated under Section 2.2.2 by the adjusted Prevailing Rate as calculated under Section 3.2.2. In each succeeding Contract Year, the Annual Volume for that year shall be calculated on the Adjustment Date preceding that Contract Year by dividing the Disposal Amount for that Contract Year by the Prevailing Rate for that Contract Year.

      3.4 QUARTERLY VOLUME. The Quarterly Volume for each Contract Year shall be calculated by dividing the Annual Volume by four.

      3.5   EXCESS VOLUME.

            3.5.1 ACCEPTANCE OPTION. During any Contract Year, USL has the option, but not the obligation, to accept for disposal an amount of NOW from NESI in excess of the Quarterly Volume. Should USL exercise its option to accept delivery of an amount of NOW in excess of the Quarterly Volume, NESI agrees to pay the Prevailing Rate for disposal of the excess volume. In the event USL elects not to accept NOW delivered by NESI in excess of the Quarterly Volume during any Quarter, USL may reject such waste in accordance with Section 6.6 of this Agreement without causing (i) the Annual Volume for any Contract Year to increase or (ii) the Disposal Amount to decrease.

            3.5.2 INVOICE FOR EXCESS VOLUME: USL shall invoice NESI for fees incurred from the disposal of volume in excess of the Quarterly Volume to be paid no later than 30 days from receipt of the invoice. Failure to pay USL in accordance with the terms of the invoice shall constitute a breach of this Agreement.

      3.6 RADIUM CONCENTRATION. Notwithstanding anything contained in this Agreement to the contrary, USL shall not be obligated to accept NOW from NESI at any Landfarm where such NOW (i) when combined with other NOW in an individual treatment cell, would cause the weighted average concentration of Radium 226 or 228 to exceed 5 pCi/gm, excluding background, or (ii) would require the loading of two or more treatment cells simultaneously to prevent the weighted average concentration of Radium 226 or 228 from exceeding 5 pCi/gm, excluding background. In the event NESI delivers NOW contravening the foregoing sentence, USL shall have the right, but not the obligation, to reject such NOW in accordance with Section 6.6.

      3.7 VARIANCE. The parties agree to cooperate to minimize monthly variances in NOW delivered for disposal at the Landfarms.

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                                  ARTICLE IV
                       SERVICES, LEVIES, AND INSPECTION

      4.1 ADDITIONAL SERVICES; DISPOSAL OF INJECTABLE SALTWATER. Pursuant to this Agreement, USL will perform standard off-loading and customary handling services associated with disposal of NOW up to, and including, the Annual Volume at no additional charge. USL will perform additional services upon request of NESI at the posted rates of USL for such services, or at such other rates as the parties may mutually agree upon. All charges for such additional services shall be in addition to and independent of the Prevailing Rate. USL will accept injectable saltwater at the Landfarms for disposal upon request of NESI at the posted rates of USL for disposal of injectable saltwater, or at such other rates as the parties may mutually agree upon. All charges for disposal of injectable saltwater shall be in addition to and independent of the Prevailing Rate.

      4.2 DISPOSAL OF WASHWATER. NESI shall pay USL to dispose of Washwater at the rate of $1.50 per barrel of Washwater. On each Adjustment Date, the rate shall be adjusted in the same manner as the Prevailing Rate is adjusted in Sections 3.2.2 and 3.2.3. The disposal of Washwater shall be for the benefit of NESI, and USL shall provide NESI with billing information specified by NESI to enable NESI to bill the customer or customers for whose account any related cleaning services were performed.

      4.3 INVOICE FOR ADDITIONAL SERVICES: USL shall invoice NESI on a monthly basis for fees or expenses incurred from any services performed pursuant to
Section 4.1 or 4.2 to be paid no later than 30 days from receipt of the invoice. Failure to pay USL in accordance with the terms of the invoice shall constitute a breach of this Agreement.

      4.4   EXTRAORDINARY LEVIES.

            4.4.1 TAXES. Notwithstanding anything to the contrary contained herein, if during the term of this Agreement there is levied upon USL or any of its Affiliates or upon the operations of USL any tax, fee, assessment, or other charge (other than income taxes applicable generally) by any governmental authority, which tax, assessment or charge increases USL's costs to operate any Landfarm, USL shall notify NESI of the cause and the per barrel amount of the cost increase. If NESI chooses to deliver NOW to USL following the effectiveness of the tax, fee, assessment or other charge, USL will invoice NESI for and NESI will be obligated to pay NESI's share of the cost increase for so long as such tax, fee, assessment or other charge remains in effect as follows: (i) with respect to any cost increase resulting from any tax, fee, assessment or other charge levied by a governmental authority on a per barrel basis, an amount determined by multiplying such per barrel charge (but not more than the increase in cost resulting therefrom) by the number of barrels of NOW delivered by NESI to USL; and (ii) with respect to any tax, fee, assessment or other charge levied by a governmental authority on any basis other than per barrel, NESI's proportionate share of the cost increase resulting from such tax, fee, assessment or charge. NESI's proportionate share shall be calculated as follows:
(a) if such tax, fee, assessment or other charge increases the cost to operate the Bateman Island Landfarm, the NESI's proportionate share shall be calculated by (i) dividing the number of barrels of NOW delivered to USL by NESI by the Annual Volume plus the total number

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of barrels in excess of the Annual Volume delivered to USL by NESI and accepted by USL and (ii) multiplying the result by the amount of the cost increase resulting from the tax, fee, assessment, or other charge; (b) if such tax, fee, assessment or other charge increases the cost to operate the Bourg and/or Mermentau Landfarm, then NESI's proportionate share shall be calculated by (i) dividing the number of barrels of NOW delivered to USL by NESI to that Landfarm by the total number of barrels delivered to that Landfarm by any entity and (ii) multiplying the result by the amount of the cost increase at that Landfarm resulting from the tax, fee, assessment, or other charge. Such payment or reimbursement shall not alter the Annual Volume nor alter the Disposal Amount.

            4.4.2 LANDFARM ENVIRONMENTAL REGULATIONS. Notwithstanding anything to the contrary contained herein, if during the term of this Agreement there is a substantial change in regulatory requirements related to the waste disposal business having general applicability to the handling, treatment or disposal of NOW, which change increases in a material manner USL's costs to operate any Landfarm, (i) USL shall notify NESI of the cause and the per barrel amount of the cost increase and, to the extent that NESI chooses to deliver NOW to USL,
(ii) USL will invoice NESI for NESI's proportionate share of the cost increase and NESI will be obligated to pay such amount so long as such cost increase remains in effect. NESI's proportionate share shall be calculated as follows:
(a) if such change in regulatory requirements increases costs to operate the Bateman Island Landfarm, then NESI's proportionate share shall be calculated by
(i) dividing the number of barrels of NOW delivered to USL by NESI by the Annual Volume plus the total number of barrels in excess of the Annual Volume delivered to USL by NESI and accepted by USL and (ii) multiplying the result by the amount of the cost increase; (b) if such change in regulatory requirements increases costs to operate the Bourg and/or Mermentau Landfarm, then NESI's proportionate share shall be calculated by (i) dividing the number of barrels of NOW delivered to USL by NESI to that Landfarm by the total number of barrels delivered to that Landfarm by any entity and (ii) multiplying the result by the amount of the cost increase at that Landfarm. Failure to pay USL in accordance with the terms of the invoice shall constitute a breach of this Agreement.

            4.4.3 RIGHT OF INSPECTION. In the event USL notifies NESI of a cost increase pursuant to this Section 4.4, NESI shall have the right to conduct a reasonable review of the calculations, working papers and the books and records related to the determination of such fee increase. All costs of such review shall be borne exclusively by NESI.

                                   ARTICLE V
                                     TERM

      5.1 TERM. The term of this Agreement shall be for a period of three years, commencing on the Effective Date and ending on June 30, 2001. Each party shall notify the other of the pending expiration of the Agreement no later than seven months before such expiration.

      5.2   EXTENSION OF TERM.

            5.2.1 OPTION. At its option, NESI may extend the term of this Agreement by one or two additional one-year terms upon giving written notice of such intent at least six months prior

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to the expiration of the Agreement. Should NESI exercise its option to extend the Term of this Agreement for a second additional one-year term, the second additional one-year term must immediately succeed the first. For each Contract Year of the extended term, NESI shall recover 100% of any revenues received by USL and its Affiliates during each Quarter of that Contract Year from the "Business," as that term is defined in the Noncompetition Agreement of September 16, 1998. USL shall reimburse NESI in the proper amount within 30 days of the end of each Quarter.

            5.2.2 EFFECT OF BREACH OF NONCOMPETITION AGREEMENT. If USL breaches the Noncompetition Agreement dated September 16, 1998, by engaging in "Business," as that term is defined therein after the Effective Date, USL must pay to NESI any and all revenues received from activities that constitute such breach. Breach of the Noncompetition Agreement shall have no effect whatsoever on NESI's payment obligations under this Agreement. USL shall use all reasonable commercial efforts to enforce the Seller Noncompetition Agreement and the Buyer Noncompetition Agreement, both dated December 13, 1996 by and between Sanifill, Inc. and USL.

                                  ARTICLE VI
                             OPERATING PROCEDURES

      6.1 COMPLIANCE WITH OPERATING PROCEDURES. NESI and its Affiliates shall comply in all material respects with and abide by, and shall require their employees, servants, agents, representatives, contractors, subcontractors, haulers and transporters to comply in all material respects with and abide by, all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements relating to the subject matter of this Agreement or the performance of services hereunder, as well as all of USL's rules, regulations, procedures and guidelines, written or oral, as the same may be reasonably adopted and modified from time to time, including, without limitation, all safety and/or security regulations, practices and procedures, and all procedures reasonably adopted by USL in compliance with its permits or utilized by USL in the inspection, sampling and testing of material delivered to any Landfarm for disposal.

      6.2 INSPECTION AND TESTING BY NESI; NOTIFICATION. NESI agrees that it shall inspect and test all materials accepted, acquired, taken possession of, procured, directed, controlled or otherwise received by it from third party generators or other parties for disposal (with the exception of any NOW produced by third-party generators which NESI or its Affiliates treat and dispose of on the site at which the NOW was generated) to the extent required by applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements. NESI shall promptly notify USL if it becomes aware of any unusual or special characteristics of any materials being delivered to any Landfarm which cause such materials to require special treatment, handling or care. Upon request by USL, NESI shall provide copies of all inspection and test results relating to material to be disposed of at any Landfarm under the terms of this Agreement to USL upon delivery.

      6.3 SHIPMENT AND DELIVERY OF NOW. NESI, its Affiliates and/or its contractors and subcontractors shall be responsible for proper containerization, preparation and labeling for shipment, shipment, transportation and delivery to any Landfarm, and shall comply fully with all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and

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requirements in making such delivery to any Landfarm. USL and its Affiliates undertake no responsibility whatsoever for the preparation, handling or transportation of any material prior to acceptance of delivery as hereinafter provided.

      6.4   INSPECTIONS.

            6.4.1 BARGES. Upon arrival of any barge transporting material to a Landfarm at the direction of NESI or any of its Affiliates, USL shall have the right to have an independent third-party inspector selected by USL undertake an inspection of the barge transporting material to the Landfarm for the purpose of determining (a) the volume of materials delivered and (b) the condition of the barge on arrival at the Landfarm. The costs of such inspector shall be split evenly between NESI and USL, and NESI's portion of such expense shall be included on the monthly invoices prepared by USL in accordance with Section 4.3. Before any materials are off-loaded from the barge or any inspection or testing is undertaken by USL, the independent inspector will provide the authorized representatives of NESI and USL with an inspector's report indicating the time and date, the barge identification number and volume of waste materials in the barge. The authorized representatives of the parties will indicate their acceptance of the inspector's report by signing the report. In the event either authorized representative disagrees with the volume determination, either authorized representative may request that an additional independent third-party inspector prepare an inspector's report, the cost of which shall be borne by the party requesting the same. If the parties are unable to agree on the actual volume of waste after the preparation of the second inspector's report, the two independent inspectors shall select a third independent inspector to prepare an inspector's report, the cost of which will be borne half by NESI and half by USL. The final volume determination shall be that volume agreed upon by the majority of the independent inspectors that have inspected the barge. If the barge appears to be damaged in any significant respect, the inspector shall summarize the apparent damage and take photographs as appropriate to evidence the scope of the damage. The authorized representative of NESI shall approve such damage summary by executing the same prior to the time any material is off-loaded from the barge. With regard to barges owned and operated by NESI, USL agrees that it shall not exercise its right to implement the procedures set forth in this Section 6.4.1 unless the parties have previously had a dispute or disagreement relating to the quantity of materials delivered to a Landfarm by NESI or the condition of a barge owned and operated by NESI and such dispute or disagreement was not amicably resolved within 30 days.

            6.4.2 TRUCKS. Upon arrival of a truck transporting material to a Landfarm on behalf of NESI or any of its Affiliates, USL personnel shall undertake an inspection to determine the volume of materials delivered. Before any materials are off-loaded from the truck or any inspection or testing is undertaken by USL, USL shall prepare a receipt indicating the time and date and the volume of materials in the truck. The driver of the truck shall indicate his or her acceptance of the receipt by signing the receipt. In the event the driver disagrees with the volume determination, USL shall have the option of (i) accepting the volume stated by the driver and preparing a receipt evidencing such volume to be signed by the driver or (ii) rejecting such materials in accordance with Section 6.6.

      6.5 INSPECTION AND TESTING OF MATERIAL. After all inspections, if any, pursuant to Section 6.4 have been concluded, USL shall conduct inspections, testing and sampling using such equipment and procedures as are required by or consistent with its permits. USL may rely exclusively on the results of its inspection in determining whether materials delivered may be disposed at the Landfarm in accordance with its permits and this Agreement. NESI authorizes USL to retain samples and all data relating thereto, including test results, for so long as required by federal, state or local law, ordinance, permit, regulation, directive, code, standard or requirement and additionally for so long as USL in its sole discretion shall determine.

      6.6   ACCEPTANCE OR REJECTION OF MATERIAL.

            6.6.1 ACCEPTANCE. USL shall only be obligated to accept waste materials at the Landfarm which are permissible under the permit requirements of that Landfarm at the time of delivery. For a period of ten days after the date of delivery, USL shall have the right to reject (or revoke any prior acceptance) all or any part of a shipment of material delivered by or on behalf of NESI to the Landfarm if (i) such material is not in accordance with the terms of this Agreement or (ii) USL concludes that such material exceeds the parameters of the permits applicable to the Landfarm. USL shall notify NESI of any rejection in writing and shall state the reason therefor. The expiration of such ten-day period without a rejection or a revocation of a prior acceptance of material shall constitute "Final Acceptance" of such material.

            6.6.2 REJECTED MATERIAL. Rejected material shall remain at NESI's risk and expense and shall not be deemed to be incorporated into the Landfarm or come under the possession, custody, control or ownership of USL. Notwithstanding the foregoing, to the extent required by federal, state or local law, ordinance, permit, regulation, directive, code, standard or requirement, or by USL's safety and/or security rules, practices or procedures, USL may detain any rejected materials, including the vehicle and/or containers in which such rejected materials arrived, and shall notify regulatory or other authorities wherever necessary or appropriate to do so.

            6.6.3 REMOVAL. In the event USL rejects all or any part of a shipment of material from NESI, after compliance in all material respects with all regulatory and any other requirements involving detention of such shipment, upon written request of USL, NESI, unless otherwise directed by a regulatory agency or other lawful authority, shall promptly remove or cause to be removed from the Landfarm all of the rejected material at NESI's risk and expense in a manner consistent with all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements. In the event NESI fails to complete such removal by the fifth business day after the date of the request by USL, USL, unless otherwise required by law or regulation, may remove or cause to be removed from the Landfarm any and all of the rejected material, and may containerize and transport it or cause it to be containerized and transported to an authorized storage site or returned to NESI at its nearest location. NESI hereby authorizes USL in such event to contract for such storage for NESI's account. For its services, USL shall charge and NESI shall pay USL's cost plus 15%. Any and all material that USL rejects shall remain property and the responsibility of NESI at NESI's risk and expense.

      6.7 THIRD-PARTY DELIVERIES. USL may follow the procedures set forth in this Article VI with respect to any third-party generator's vessels or vehicles containing materials that are delivered to any Landfarm at the direction of NESI or its Affiliates. In addition, USL may establish and enforce other policies and procedures relating to the independent inspection of any such third-party generator's vessels or vehicles before the material contained in such vessels or vehicles shall be accepted for disposal.

                                  ARTICLE VII
               COVENANTS, REPRESENTATIONS AND WARRANTIES OF NESI

      NESI hereby covenants, represents and warrants to USL as follows:

      7.1 AUTHORIZATION AND VALIDITY OF AGREEMENT. NESI has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by NESI of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of NESI. No action or approval of the equity owners of NESI is necessary to authorize NESI's execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by NESI and is a valid and binding obligation of NESI, enforceable in accordance with its terms.

      7.2 NO CONFLICT. The execution and delivery by NESI of this Agreement does not, and exercise by NESI of its rights hereunder and the consummation of the transactions contemplated hereby will not, (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to NESI; (b) require on the part of NESI any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to NESI, except in any case covered by (a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

      7.3 LICENSED CARRIERS. Any carrier with which NESI contracts to transport NOW and all of NESI's driver personnel shall at all times relevant to the performance of services under this Agreement remain properly licensed and otherwise fully qualified to perform the services required hereunder.

      7.4 CUSTOMER APPROVAL. NESI's obligations under this Agreement shall not be affected in any way by the approval, disapproval, recommendation, instruction, direction or other communication between NESI and its customers, including any request by any NESI customer as to where its waste should be delivered. NESI shall remain responsible for payment under this Agreement without reference or regard to NESI's customers.

                                 ARTICLE VIII
               COVENANTS, REPRESENTATIONS AND WARRANTIES OF USL

      USL hereby covenants, represents and warrants to NESI as follows:

      8.1 AUTHORIZATION AND VALIDITY OF AGREEMENT. USL has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by USL of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of USL. No action or approval of the equity owners of USL is necessary to authorize USL's execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by USL and is a valid and binding obligation of USL, enforceable in accordance with its terms.

      8.2 NO CONFLICT. The execution and delivery by USL of this Agreement does not, and exercise by USL of its rights hereunder and the consummation of the transactions contemplated hereby will not (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to USL or any of its Affiliates; (b) require on the part of USL or any of its Affiliates any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to USL or any of its Affiliates, except in any case covered by (a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

      8.3 SERVICES AND EQUIPMENT. USL possesses the business, professional and technical expertise to handle, treat and dispose of NOW and possesses the equipment, plant and employee resources required to perform this Agreement. USL shall use its commercially reasonable efforts to turn all barges delivering materials to the Landfarms in a timely manner consistent with the number of NESI and third-party generator barges on site at such moment and with its general practice of giving priority to third-party generators' barges. The equipment shall, at all times relevant to the performance of services hereunder, be maintained in good and safe condition and fit for use.

      8.4 LICENSES AND PERMITS. As of the Effective Date, USL shall be duly licensed, permitted and authorized pursuant to all applicable federal, state and local laws to handle, treat and dispose of NOW, and the Landfarms will have been issued all licenses, permits and authorizations required by all applicable federal, state and local laws. At any time during the term of this Agreement, upon NESI's reasonable request, USL shall provide to NESI, at NESI's expense, a complete copy of the current permits applicable to the operation of the Landfarms. During the term of this Agreement, USL shall use its best efforts to keep all such licenses, permits and authorizations in effect and shall promptly notify NESI if any such license, permit or authorization is to expire and not be renewed or becomes the subject of any administrative or judicial action seeking revocation or suspension.

      8.5 WORKERS' COMPENSATION. USL shall comply in all material respects with all applicable workers' compensation laws during the term of this Agreement. In the event any work is performed by USL's agent or subcontractor, USL shall obtain certification from such agent or subcontractor that it too is in compliance in all material respects with such laws or does not fall within the scope of such laws.

                                  ARTICLE IX
                                   INSURANCE

      9.1 INSURANCE COVERAGE. USL and NESI, each at its own expense, shall procure and maintain in full force and effect during the term of this Agreement the following kinds of insurance with limits of coverage equal to or exceeding those limits specified therefor:

            9.1.1 WORKERS' COMPENSATION; EMPLOYER'S LIABILITY. Workers' Compensation Insurance shall be obtained in accordance with the provisions of the applicable Workers' Compensation Law or similar laws of a state having jurisdiction over any employee. Employer's Liability Insurance shall be obtained with a minimum limit of liability of $1,000,000. To the extent exposures fall, or may fall, within federal jurisdictions, including the U.S. Longshore and Harbor Workers' Compensation Act, the Defense Bases Act and the Federal Employers Liability Act, extensions of coverage shall be obtained in accordance with the requirements of such laws. Should operations occur where maritime liability law, the Jones Act, or General Admiralty Law apply, applicable coverages shall be required at limits of not less than $1,000,000.

            9.1.2 GENERAL LIABILITY. Comprehensive or Commercial General Liability Insurance, including Products/Completed Operations and Contractual Liability, which shall cover the indemnity provisions contained in this Agreement, shall be obtained with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage.

            9.1.3 AUTOMOBILE LIABILITY. Business or Commercial Automobile Liability Insurance covering all owned, nonowned, and hired vehicles, shall be obtained with a combined single limit of $1,000,000 per occurrence or accident.

            9.1.4 UMBRELLA LIABILITY. Umbrella Liability Insurance over the foregoing coverages shall be obtained as applicable at limits of $10,000,000 per occurrence.

      9.2 COVERAGE TERMS. All coverages shall be written through insurers authorized to transact business in the states of operation and reasonably satisfactory and acceptable to both parties. Each party shall be added as an additional insured, and subrogation as to the policies of the other party shall be waived as applicable. All policies will be endorsed to provide not less than 30 days' written notice of cancellation, termination, nonrenewal or material change in the policy. Each party will furnish the other party certificates of insurance evidencing compliance with the requirements of Section 9.1.

      9.3 SITE FINANCIAL ASSURANCE AND ENVIRONMENTAL IMPAIRMENT LIABILITY. To the extent available on commercially reasonable terms and subject to the other terms of this Agreement, USL shall (i) maintain policies of environmental impairment liability insurance covering the ownership and operation of the Landfarms in substantially such amounts and on such terms as shall be in place on the Effective Date and (ii) comply with all applicable federal or state governmental financial assurance requirements imposed in connection with its operation of the Landfarms.

                                   ARTICLE X
                                INDEMNIFICATION

      10.1 INDEMNIFICATION BY USL. USL shall defend, indemnify and hold harmless NESI and its Affiliates and their employees, officers, owners, directors and agents, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys' fees, which any or all of them may hereafter suffer, incur, be responsible for or pay out as a result of personal injuries, property damage, or contamination of or adverse effects on the environment, to the extent directly or indirectly caused by, or arising from or in connection with (i) the negligence, gross negligence or willful act or omission or willful misconduct of USL or any of its employees, officers, owners, directors, agents or subcontractors in the performance of this Agreement; (ii) the violation of any environmental rule, law or regulation by USL or any of its employees, officers, owners, directors, agents or subcontractors; (iii) operations of the Landfarms, including, without limitation, the receipt and disposal of waste delivered to the Landfarms by NESI and others; or (iv) the breach of, misrepresentation in, untruth in or inaccuracy in any representation, warranty or covenant of USL set forth in this Agreement.

      10.2 INDEMNIFICATION BY NESI. NESI shall defend, indemnify and hold harmless USL and its Affiliates and their employees, officers, owners, directors, agents and subcontractors, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys' fees, which any or all of them may hereafter suffer, incur, be responsible for or pay out with respect to claims by third parties for personal injuries, property damage or other loss to the extent directly or indirectly caused by, or arising from or in connection with (i) the negligence, gross negligence or willful act or omission of NESI, any of its employees, officers, owners, directors, agents or subcontractors or any third-party generator acting at NESI's direction in the performance of this Agreement, (ii) the violation of any environmental rule, law or regulation by NESI, any of its employees, officers, owners, directors, agents or subcontractors or any third-party generator acting at NESI's direction; (iii) material delivered to any of the Landfarms by NESI or any third-party generator acting at NESI's direction which is not in accordance with the terms of this Agreement or otherwise not permitted to be disposed at such Landfarm; or (iv) the breach of, misrepresentation in, untruth in or inaccuracy in any representation, warranty or covenant of NESI set forth in this Agreement.

      10.3  INDEMNIFICATION PROCEDURES.

            10.3.1Promptly after receipt by an indemnified party under this
Article X of notice of the commencement of any action or proceeding evidenced by service of process or other legal pleading, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under this Article X unless and to the extent that the indemnifying party has been prejudiced in any material respect by such omission and (ii) will not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Article X. If any such action or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Article X for any legal or other expenses subse quently incurred by such indemnified party in connection with the defense thereof unless the named parties to such action or proceeding (including any impleaded parties) shall include both an indemnifying party and an indemnified party and the indemnified party shall have been advised by counsel that there may be one or more defenses available to such indemnified party that are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party that it wishes to employ separate counsel at the expense of the indemnifying party (who shall promptly pay all such expenses as incurred), the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).

            10.3.2If an indemnifying party, within a reasonable period of time after notice by the indemnified party of the commencement of any action or proceeding with respect to which the indemnified party is to make a claim hereunder, fails to assume the defense thereof, the indemnified party shall have the right (upon further notice to the indemnifying party) to undertake the defense, compromise or settlement of such action or proceeding for the account of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such action or proceeding at any time prior to settlement, compromise or final determination thereof. The cost and expense of any such defense and any judgment in any such action or proceeding shall be borne by the indemnifying party, and, if paid by the indemnified party, shall be reimbursed by the indemnifying party within thirty days after receipt of invoice therefor.

            10.3.3Except as otherwise provided in Section 10.3.2, an indemnifying party shall not be liable for any settlement of any litigation or proceeding effected without its written consent. An indemnifying party shall not, without the indemnified party's written consent, settle or com promise any action or proceeding or consent to entry of any judgment that would impose an injunction or other equitable relief upon the indemnified party or that does not include as an unconditional term thereof the release by the claimant or the plaintiff of such indemnified party from all liability in respect of such action or proceeding.

                                  ARTICLE XI
                              DISPUTE RESOLUTION

      11.1 NEGOTIATION OF DISPUTES. In the event of any dispute or disagreement arising out of or relating to the implementation and performance of this Agreement, the parties agree to attempt to resolve such dispute in good faith. Should a resolution of such dispute not be obtained within 15 days after the origination of the dispute, either party may in accordance with the provisions of this Article XI file suit. Any suit filed by any party that relates to this Agreement must be filed in Texas state court in Harris County, Texas.

      11.2 CONTINUATION OF PERFORMANCE. In the event of a dispute arising under this Agreement, the parties shall continue performance of their respective obligations hereunder.

      11.3 EFFECT OF BREACH. Breach of this Agreement shall automatically terminate the Noncompetition Agreement of September 16, 1998.

                                  ARTICLE XII
                           SUSPENSION OF PERFORMANCE

      12.1 SUSPENSION OF PERFORMANCE BY USL. USL shall have the right to suspend operations under this Agreement at the Bateman Island Landfarm for any reason. Upon such suspension, USL shall give NESI written notice of the basis for, and an estimate of, the length of the suspension.

            12.1.1If USL notifies NESI that it will temporarily suspend operations at the Bateman Island Landfarm due to litigation, court order or directive of any governmental body having jurisdiction over the operation of the Landfarm, or substantial changes to laws or regulations, then NESI shall continue to make all Payments in Full and on Time as this Agreement requires; provided, however, that USL shall make available the Bourg and/or Mermentau Landfarms to accept, in a timely fashion, delivery of that portion of the Annual Volume that NESI would otherwise deliver to the Bateman Island Landfarm under
Section 3.1.1.a. If USL fails to make available either the Bourg Landfarm or the Mermentau Landfarm to accept delivery, in a timely fashion, of the NOW that NESI desires to deliver, up to the Annual Volume (prorated for the period involved), then NESI shall be excused from payments due each month such failure continues. Upon the resumption of operations at the Bateman Island Landfarm, NESI may exercise its option to deliver NOW in accordance with Section 3.1.

            12.1.2If USL notifies NESI that it will temporarily suspend operations at the Bateman Island Landfarm due to, caused by or resulting from fire, lightning, explosion, windstorm, hail, smoke, aircraft or vehicles, riot or civil commotion, sinkhole collapse, volcanic action, falling objects, weight of snow, ice or sleet, water damage, vandalism, and malicious mischief, flood, and/or earthquake, including order of civil authority when such order is given as a direct result of any other cause named in this sentence, then NESI shall be excused from payments due each month that operations are suspended. Upon the resumption of operations at the Bateman Island Landfarm, NESI shall resume payments and may exercise its option to deliver NOW in accordance with Section 3.1.

            12.1.3If USL notifies NESI that it will temporarily suspend operations at the Bateman Island Landfarm voluntarily for any reason other than under Section 12.1.1 or 12.1.2 above, NESI is excused from payments due each month that operations are suspended. Upon the resumption of operations at the Bateman Island Landfarm, NESI shall resume payments and may exercise its option to deliver NOW in accordance with Section 3.1.

            d. If operations are temporarily suspended at the Bourg, Bateman Island and Mermentau Landfarms at once or in reasonably close succession, then NESI is excused from payments due each month that operations are suspended. Upon the resumption of operations at any

Landfarm, and provided USL makes any Landfarm available to accept delivery in a timely fashion, of the NOW that NESI desires to deliver, up to the Annual Volume (prorated for the period involved), then NESI shall resume payments and may exercise its option to deliver NOW in accordance with Section 3.1.

            e. Whenever, in accordance with the foregoing provisions of this
Section 12.1, NESI is excused from making payments of a portion of the Disposal Amount for any month or months, such excuse shall be a permanent excuse, and the total Disposal Amount for the Contract Year or Contract Years in which such excuse occurs shall be reduced accordingly.

      12.2 SUSPENSION OF PERFORMANCE BY NESI. NESI has no right to suspend its performance except as specifically provided elsewhere in this Agreement and any other suspension or attempt to suspend its obligations shall constitute breach of this Agreement. Disapproval, instruction or communication by a customer of NESI, including any request by any NESI customer as to where its waste should be delivered, in a manner contrary to the terms of this Agreement shall not constitute force majeure nor provide a basis for suspension of performance.

                                 ARTICLE XIII
                                 MISCELLANEOUS

      13.1 STATUS OF THE PARTIES. Each party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations. Except as expressly otherwise provided in this Agreement, neither party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other party.

      13.2 NO SET-OFF RIGHTS. The parties hereby agree that neither party shall have any right to set-off or apply against any sums due under this Agreement any sums due or amounts otherwise owing pursuant to any other provision of this Agreement or any other agreement or arrangement between the parties.

      13.3 SUBROGATION; ASSIGNMENT OF RIGHTS. In the event NESI delivers and USL accepts a delivery of materials (the "Nonconforming Materials") containing hazardous or dangerous substances in violation of this Agreement and in violation of NESI's agreement with the third-party generator producing such materials, NESI agrees that, upon the request of USL, USL shall become fully subrogated to the rights of NESI against such generator related to the Nonconforming Materials, and NESI shall (i) assign or take such further action as is necessary or desirable to transfer to USL any and all rights of action of NESI against such generator relating to such Nonconforming Materials arising at law under NESI's agreement with such generator or in equity and (ii) use its good faith best efforts to assist in the prosecution of any claim brought by USL against such third-party generator relating to the Nonconforming Materials.

      13.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. USL and NESI may assign their rights, obligations and duties under this Agreement with the written consent of the other parties to the Agreement, which consent shall not be unreasonably withheld; provided that the assigning party shall remain primarily liable for all obligations and duties arising hereunder. Without limiting the generality of the foregoing, if USL sells the Landfarms and/or related business, the purchaser shall assume USL's obligations under this Agreement, and NESI shall retain its obligations under this Agreement.

      13.5  NOTICES.

            13.5.1GENERAL. Except under Section 3.1.1, notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been validly given (a) three calendar days after deposit in the United States mails, registered or certified mail with proper postage prepaid and return receipt requested; (b) upon transmission thereof and receipt of the appropriate confirmation if sent via telecopier or telefax; (c) the business day after the same shall have been deposited with a reputable overnight courier, shipping prepaid; and (d) if delivered in person, upon delivery, in each case addressed as follows:

If to NESI:

      Newpark Environmental Services, Inc.
      3850 North Causeway, Suite 1770
      Metairie, LA 70002
      Attention:  James D. Cole, President
      Facsimile No.:  (504) 833-9506

With a copy to:

      Ervin, Cohen & Jessup
      9401 Wilshire Boulevard
      Beverly Hills, CA  90212
      Attention:  Bertram K. Massing, Esq.
      Facsimile No.:  (310) 859-2325

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
If to USL:                                 With a copy to:

      U.S. Liquids, Inc.                         Baker & Botts, L.L.P.
      411 N. Sam Houston Parkway East            One Shell Plaza
      Houston, TX  77060                         910 Louisiana
      Attention: W. Greg Orr, President          Houston, TX 77002-4995
      Facsimile No.: (281) 272-4545              Attention: Philip J. John, Esq.
                                                 Facsimile No.: (713) 229-1522

or such other address as any party shall specify by written notice so given.

            13.5.2 OTHER NOTICES. Notices provided for in Section 3.1.1 shall be made in writing by telefax or mailed to USL as follows:

                  U.S. Liquids, Inc.
                  Division Manager
                  P.O. Box 1467
                  Jennings, LA  70546
                  Attention:  Jerry Brazell
                  Facsimile No.:  (318) 824-3147

      13.6 OPPORTUNITY TO CURE. In the event that NESI (i) fails to pay USL any amount required under this Agreement on or before the date such payment is due and such payment is not excused by Section 12.1 and/or (ii) otherwise fails to perform under this Agreement, USL shall give notice to NESI of its failure to perform in accordance with Section 13.5. The notice shall include a description of the manner in which NESI failed to perform under this Agreement and shall include the date on which performance was due. NESI shall have fifteen (15) calendar days from the date notice is deemed validly given to correct or cure its failure to perform under this Agreement. If NESI fails to do so, then such failure shall constitute a breach of this Agreement. If NESI receives from USL notice that NESI has failed to pay USL any amount required, due and not otherwise excused under this Agreement and NESI fails to correct or cure such failure within 15 days from the date such notice is given, then such failure shall be deemed failure to make Payment in Full and on Time and shall constitute a breach of this Agreement. Failure by USL to act in accordance with this Section shall not itself constitute a breach of this Agreement nor shall such failure cause USL to waive or relinquish any right or option provided by any
Section in this Agreement; provided, however, that NESI shall not be deemed to have breached this Agreement unless and until notice of such alleged breach shall have been given in accordance with this section, and NESI shall have failed to cure or correct its failure to perform as specified in such notice.

      13.7 NON-WAIVER. The failure of any party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

      13.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both parties hereto.

      13.9 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

      13.10 HEADINGS. The Article and Section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      13.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

      13.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      ON THIS DATE, the Parties have executed multiple originals of this NOW Payment Agreement.


                                    NEWPARK ENVIRONMENTAL SERVICES, INC.



Dated: 9/17/98                      By:/s/ JAMES D. COLE
                                    Name:  James D. Cole
                                    Title: CHAIRMAN


                                    U.S. LIQUIDS, INC.

Dated: 9/16/98                      By:/s/ W. GREGORY ORR
                                    Name:  W. Gregory Orr
                                    Title: PRESIDENT

                                   AMENDMENT
                                      TO
                             NOW PAYMENT AGREEMENT

            This AMENDMENT TO NOW PAYMENT AGREEMENT (the "Amendment") is made and entered into effective September 22, 1998, by and between Newpark Environmental Services, Inc. ("NESI") and U.S. Liquids, Inc. ("USL") (collectively, the "Parties"), with reference to the following facts:

            A. On September 17, 1998, NESI and USL entered into an agreement captioned "NOW Payment Agreement."

            B. The Parties now mutually desire to modify certain provisions of the NOW Payment Agreement.

            NOW THEREFORE,     the Parties hereby agree as follows:

            1. The definition of the Effective Date under Article I of the NOW Payment Agreement is hereby amended to read as follows:

            "For purposes of this Agreement, the following terms shall have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections in this Agreement):

            EFFECTIVE DATE: July 1, 1998."

            2. Section 2.1 is hereby amended to read as follows:

            "NESI shall pay USL $4 million as follows: (a) $3 million due before the close of business on September 22, 1998, and (b) $1 million due on or before October 1, 1998."

            3. Subsection 3.3.a of the NOW Payment Agreement is hereby amended to read as follows:

            "ANNUAL VOLUME. The Annual Volume for the first Contract Year shall be 1,050,788 barrels of NOW."

            4. Terms used in this Amendment that are defined in the NOW Payment Agreement shall have the same meanings herein as in the NOW Payment Agreement unless noted otherwise elsewhere in this Amendment.


            5. Except as hereby amended, the NOW Payment Agreement is and shall remain in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first set forth above.


                                    NEWPARK ENVIRONMENTAL SERVICES, INC.



Dated: 9/17/98                      By:/s/ JAMES D. COLE
                                    Name:  James D. Cole
                                    Title: PRESIDENT


                                    U.S. LIQUIDS, INC.

Dated: 9/16/98                      By:/s/ W. GREGORY ORR
                                    Name:  W. Gregory Orr
                                    Title: PRESIDENT